EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

CENCORA, INC.

(Amended and restated as of August 13, 2024)

-i-

(continued)

-ii-

(continued)

Page

Section 9.03	Execution of Proxies	30
Section 9.04	References to Article and Section Numbers and to the Bylaws and the Certificate of Incorporation	30
Section 9.05	References to the DGCL and Exchange Act	30
Section 9.06	Forum for Adjudication of Disputes	30
ARTICLE X AMENDMENTS		31
Section 10.01	Amendments	31
ARTICLE XI DEFINITIONS		31

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AMENDED AND RESTATED BYLAWS
OF
CENCORA, INC.
EFFECTIVE AUGUST 13, 2024

ARTICLE I

OFFICES

Section 1.01            Registered Office. The registered office of Cencora, Inc. (the “Corporation”) shall be located in the City of Wilmington, County of New Castle, in the State of Delaware.

Section 1.02            Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01            Annual Meetings. The annual meeting of stockholders for the election of directors of the Corporation (“Directors”) and for the transaction of such other business as may properly come before such meeting in accordance with these Bylaws shall be held at such place (if any), date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

Section 2.02            Special Meetings.

(a)            Special meetings of stockholders for any purpose or purposes may be called by the Board pursuant to a resolution duly adopted by a majority of the members of the Board, to be held at such place (if any), date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the notice required by Section 2.03 of this ARTICLE II may be conducted at a special meeting called by the Board.

(b)            Subject to the provisions of this Section 2.02(b) and all other applicable sections of these Bylaws, a special meeting of stockholders shall be called by the Secretary or an Assistant Secretary of the Corporation upon a written request (a “Special Meeting Request”) of one (1) or more persons who or which has Net Long Beneficial Ownership of not less than twenty-five percent (25%) of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) as of the time of such request and has or have had continuous Net Long Beneficial Ownership of at least the Requisite Percentage for a minimum of the immediately preceding one (1) year prior to the date of submission of the Special Meeting Request.

(i)            A Special Meeting Request must be delivered in writing in accordance with an Acceptable Delivery Method. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent, and includes:

(A)            a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting;

(B)            in the case of any Director nominations proposed to be presented at the special meeting, the information required by Section 2.03(d)(iii) of this ARTICLE II;

(C)            in the case of any matter (other than a Director nomination) proposed to be conducted at the special meeting, the information required by Section 2.03(c)(iii) of this ARTICLE II;

(D)            a representation that each Requesting Stockholder, or one (1) or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting;

(E)            an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of (1) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary and (2) any material change prior to the time of the special meeting in any Requesting Stockholder’s Net Long Beneficial Ownership;

(F)            an acknowledgement that, prior to the special meeting, any disposition of shares of the Corporation’s common stock included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate Net Long Beneficial Ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request; and

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(G)            documentary evidence that the Requesting Stockholders had Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of the Special Meeting Request to the Secretary of the Corporation and for a minimum of the immediately preceding one (1) year prior to the date of such delivery; provided, however, that if any of the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date of delivery of the Special Meeting Request to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Stockholders who are beneficial owners, Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of such Special Meeting Request to the Secretary and for a minimum of the immediately preceding one (1) year prior to the date of such delivery. In addition, the Requesting Stockholders on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the date of the special meeting or any adjournment or postponement thereof, or, if there are fewer than ten (10) business days between the date of the special meeting and such adjourned or postponed meeting, then as of the date of the special meeting so adjourned or postponed, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (i) not later than five (5) business days after the record date for notice of and voting at the special meeting (in the case of an update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the date of the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of an update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, continuation, or postponement thereof) and (y) promptly provide any other information reasonably requested by the Corporation.

(ii)            A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if:

(A)            the Special Meeting Request does not comply with this Section 2.02(b);

(B)            the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, the Corporation’s Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) or these Bylaws;

(C)            the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the one-year anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting or (y) thirty (30) days after the one-year anniversary of the date of the previous annual meeting of stockholders;

(D)            an identical or substantially similar item, as determined in good faith by the Board, other than the election of Directors, (1) was presented at an annual or special meeting of stockholders held not more than twelve (12) months before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request;

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(E)            a proposed item of business involves the election or removal of Directors, changing the size of the Board, or any similar matter (as determined in good faith by the Board, an “Election Item”) and any Election Item (1) was presented at an annual or special meeting of stockholders held not more than one hundred twenty (120) days before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or

(F)            the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(iii)          Special meetings of stockholders called pursuant to this Section 2.02(b) shall be held at such place (if any), on such date and at such time as the Board shall fix; provided, however, that the special meeting shall not be held more than one hundred twenty (120) days after receipt by the Corporation of a valid Special Meeting Request.

(iv)          The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or any deemed revocation pursuant to clause (F) of Section 2.02(b)(i)), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage (or there are no unrevoked requests at all), the Board, in its discretion, may cancel the special meeting of stockholders.

(v)           If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting of stockholders, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(vi)          Business transacted at any special meeting of stockholders called pursuant to this Section 2.02(b) shall be limited to (A) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Requisite Percentage and (B) any additional matters that the Board determines to include in the Corporation’s notice of the special meeting of stockholders.

Section 2.03            Notice of Meetings.

(a)             General. Unless waived as provided in Section 2.03(b), and except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, notice of each annual or special meeting of stockholders, stating the place (if any), date and time of the meeting, and the means of remote communication (if applicable), by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, as well as the purpose or purposes of such meeting, shall be given to each stockholder of record entitled to vote at such meeting not more than sixty (60) days nor less than ten (10) days before such meeting. Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, notice may be given in writing directed to the stockholder’s mailing address or by electronic transmission to the stockholder’s electronic mail address as it appears on the Corporation’s records or by such other form of electronic transmission consented to by the stockholder in accordance with law, and shall be deemed given: (i) if mailed, when deposited in the U.S. mail, postage prepaid; (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address; or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL.

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(b)            A written waiver of any such notice signed by such person entitled thereto, or a waiver by electronic transmission by such person entitled to any such notice, whether before or after the time when such notice was required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(c)            Advance Notice Provisions for Business to Be Transacted at Annual Meeting.

(i)             Only such business (other than the nomination and election of Directors, which must comply with the provisions of Section 2.03(d) or Section 3.13 of these Bylaws and applicable law) may be transacted at an annual meeting of stockholders as is (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (B) properly brought by or at the direction of the Board or any duly authorized committee thereof, or (C) properly brought by any stockholder of the Corporation who (x) is entitled to vote at the annual meeting of stockholders, (y) is a stockholder of record at the time that notice is provided to the Secretary of the Corporation pursuant to this Section 2.03 and through the date of such annual meeting of stockholders, and (z) complies with all the notice procedures set forth in this Section 2.03(c). In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Proposing Stockholder (other than the nomination of a person for election as a Director, which must be made in compliance with Section 2.03(d) or Section 3.13 of these Bylaws and applicable law), such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law and such Proposing Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(ii)            To be considered timely, a Proposing Stockholder’s notice shall be delivered in accordance with an Acceptable Delivery Method at the principal executive offices of the Corporation no later than the close of business on the ninetieth (90th) day and no earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made by the Corporation. In no event shall any adjournment, recess, postponement, continuation or rescheduling of an annual meeting, or announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(iii)           To be in proper written form, a Proposing Stockholder’s notice must set forth the following information:

(A)           As to each matter that the Proposing Stockholder seeks to bring before the annual meeting:

(1)	a brief description of the business desired to be brought before the annual meeting;

(2)	the text of any proposal relating to such business, including the complete text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment;

(3)	the reasons for conducting such business at the annual meeting (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission (the “SEC”));

(4)	a complete and accurate description of any material interest of the Proposing Stockholder and any Stockholder Associated Person, individually or in the aggregate, in such business, including any anticipated material benefit to the Proposing Stockholder and any Stockholder Associated Person therefrom; and

(5)	any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Proposing Stockholder in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14(a) under the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

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(B)            As to the Proposing Stockholder and any Stockholder Associated Person, if any, on whose behalf the proposal is being made:

(1)	whether such person(s) is/are providing the notice at the request of a beneficial holder of Corporation Securities;

(2)	the name and address of such Proposing Stockholder and Stockholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger);

(3)	(i) the class and series and number of shares of Corporation Securities that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Stockholder or any Stockholder Associated Person (specifying the type of ownership), (ii) the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by such Proposing Stockholder or any Stockholder Associated Person, the number of such shares of stock of the Corporation held by each such nominee holder, and any pledge with respect to any of such stock, (iii) the dates such Corporation Securities were acquired, (iv) the investment intent of such acquisition as would be required to be disclosed on Item 4 of Schedule 13D and (v) evidence of such beneficial or record ownership;

(4)	a complete description of all Derivative Instruments or Short Interests owned, held or entered into by such Proposing Stockholder or any Stockholder Associated Persons;

(5)	a complete and accurate description of any agreement, arrangement or understanding that has been made, the effect or intent of which is to increase or decrease the voting power of such Proposing Stockholder or any Stockholder Associated Person with respect to any Corporation Securities, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;

(6)	a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such Proposing Stockholder or any Stockholder Associated Persons may be entitled as a result of any increase or decrease in the value of any Corporation Securities, Derivative Instruments or Short Interest;

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(7)	a complete and accurate description of all agreements, arrangements and understandings between or among such Proposing Stockholder, any Stockholder Associated Persons, and/or any other person (naming each such person) in connection with or related to the proposed nomination or other business to be brought at the meeting, including without limitation (i) any proxy, contract, arrangement, understanding or relationship pursuant to which such person has the right to vote any Corporation Securities and (ii) any other agreements that would be required to be disclosed by such person or any other person pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Stockholder, the Stockholder Associated Person or other person);

(8)	the names and addresses of any other beneficial or record owners of Corporation Securities known by such proposing Stockholder to be financially supporting the proposed business;

(9)	a complete and accurate description of any pending or to such Proposing Stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or any officer, director, affiliate or associate of the Corporation;

(10)	a representation from such Proposing Stockholder as to whether such stockholder or any beneficial owner on whose behalf such stockholder is acting intends, or is part of a group (providing the name and address of each participant) that intends to (i) deliver a proxy statement to and/or form of proxy with holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, (ii) otherwise solicit proxies from stockholders in support of the proposal, and/or (iii) to solicit the holders of the Corporation’s shares in accordance with Rule 14a-19 under the Exchange Act; and

(11)	a representation from such Proposing Stockholder that such stockholder (i) is, and will at the time of such meeting, be a holder of record of Corporation Securities entitled to vote at such meeting (ii) intends to vote such Corporation Securities at such meeting, and (iii) intends to appear in person at, or send a Qualified Representative to, such meeting to make such proposed nomination or present such other proposed business, as applicable, before such meeting.

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(iv)          Any Proposing Stockholder shall update the notice delivered and information previously provided to the Corporation pursuant to this Section 2.03(c), if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct as of (A) the record date for the meeting of stockholders and (B) the date that is ten (10) business days prior to such meeting (or any adjournment or postponement thereof). Such update shall be delivered in accordance with an Acceptable Delivery Method not later than five (5) business days after such record date for such meeting (in the case of an update required to be made as of the record date) and not later than eight (8) business days prior to the date of the meeting (in the case of an update required to be made as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof). A Proposing Stockholder may not, after the last day on which a notice would be timely under this Section 2.03(c), cure in any way any defect preventing the submission of a proposal.

(v)           No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting of stockholders in accordance with the procedures set forth in this Section 2.03(c); provided, however, that, once business has been properly brought before the annual meeting of stockholders in accordance with such procedures, nothing in this Section 2.03(c) shall be deemed to preclude discussion by any stockholder of any such business. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the chairperson of an annual meeting of stockholders shall have the power and duty to determine whether any business was properly brought before the annual meeting of stockholders in accordance with the foregoing procedures and, if such proposed business is deemed not to have been properly made, to declare to the meeting that the business was not properly brought before the meeting, in which case such business shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.03(c), unless otherwise required by law, if the Proposing Stockholder (or a qualified representative of such stockholder) proposing any business to be conducted at the annual meeting of stockholders does not appear at the annual meeting of stockholders to propose such business, such proposed business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(vi)          Notwithstanding the foregoing provisions of this Section 2.03(c), a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.03(c). This Section 2.03(c) is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders, other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing contained in this Section 2.03(c) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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(d)            Advance Notice Provisions for Nomination of Directors.

(i)             No nominations of persons for election to the Board may be made at the annual meeting of the stockholders or at any special meeting of stockholders called for the purpose of electing Directors, other than nominations that are (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (B) properly brought before the annual meeting or special meeting of stockholders by or at the direction of the Board (or any duly authorized committee thereof), (C) otherwise properly brought before the annual meeting or special meeting by any stockholder of the Corporation who (x) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.03(d) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting of stockholders and (y) complies with all the notice procedures set forth in this Section 2.03(d), or (D) otherwise properly brought before the annual meeting of stockholders by any stockholder or group of stockholders who complies with all of the requirements of and procedures set forth in Section 3.13 of these Bylaws.

(ii)            In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 2.03(d), such Proposing Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be considered timely, such notice must be delivered in accordance with an Acceptable Delivery Method and received at the principal executive offices of the Corporation: (A) in the case of an annual meeting of stockholders, no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such public announcement of the date of such annual meeting was first made by the Corporation; and (B) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such special meeting was first made by the Corporation. In no event shall the adjournment, recess, postponement, continuation, or rescheduling of an annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing Directors, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(iii)           To be in proper written form, a Proposing Stockholder’s notice to the Secretary pursuant to this Section 2.03(d) must be in writing and set forth the following information:

(A)           as to each person whom the Proposing Stockholder proposes to nominate for election or re-election as a Director;

(1)	the name, age, business address and residence address of the Proposed Nominee;

(2)	the principal occupation or employment of such Proposed Nominee;

(3)	(A) the class and series and number of Corporation Securities which are, directly or indirectly, owned beneficially or of record by such Proposed Nominee, (B) the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by such Proposed Nominee, the number of such shares of stock of the Corporation held by each such nominee holder, and any pledge with respect to any of such stock (C) the dates such Corporation Securities were acquired, (D) the investment intent of such acquisition as would be required to be disclosed on Item 4 of Schedule 13D, (E) evidence of such beneficial or record ownership, and (F) any Derivative Instruments or Short Interests owned, held or entered into by such Proposed Nominee;

(4)	a Questionnaire with respect to the background and qualification of such person, completed and executed by such Proposed Nominee in the form required by the Corporation (which form such Proposing Stockholder shall request in writing from the Secretary of the Corporation prior to submitting notice and which the Secretary of the Corporation shall provide within ten (10) days after receiving such request);

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(5)	a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation providing that such Proposed Nominee (which form such stockholder shall request in writing from the Secretary of the Corporation prior to submitting notice and which the Secretary shall provide within ten (10) days after receiving such request): (A) is not and will not become a party to any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a Director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or a Director nominee that has not been disclosed to the Corporation; (C) will, if elected as a Director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to Directors (which other guidelines and policies will be provided to such person within five (5) business days after the Secretary receives any written request therefor from such person), and all applicable fiduciary duties under state law; (D) intends to serve a full term as a Director, if elected; and (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(6)	whether such Proposed Nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC and the relevant listing standards of any exchange where the Corporation’s equity securities are listed;

(7)	details of any relationship between such Proposed Nominee and any person that would require disclosure on Schedule 13D as if such Proposed Nominee was required to file a Schedule 13D with respect to the Corporation;

(8)	details of any position where such Proposed Nominee has served as an officer or director of any Competitor within the three (3) years preceding the submission of the stockholder notice; and

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(9)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Proposing Stockholder (including the beneficial owner, if any, on whose behalf the nomination is being made) and any Stockholder Associated Person, on the one hand, and each such Proposed Nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Stockholder (including the beneficial owner, if any, on whose behalf the nomination is being made) and any Stockholder Associated Person were the “registrant” for purposes of such rule and such Proposed Nominee were a Director or executive officer of such registrant.

(B)            as to the Proposing Stockholder and any Stockholder Associated Person, if any, on whose behalf the nomination is being made, the information called for pursuant to Section 2.03(c)(iii)(B).

(iv)          Any Proposing Stockholder shall update the notice delivered and information previously provided to the Corporation pursuant to this Section 2.03(d), if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct as of (i) the record date for the meeting of stockholders and (ii) the date that is ten (10) business days prior to the meeting (or any adjournment or postponement thereof). Such update shall be received by the Secretary in accordance with an Acceptable Delivery Method not later than five (5) business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than eight (8) business days prior to the date of such meeting (in the case of an update required to be made as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof). A Proposing Stockholder may not, after the last day on which a notice would be timely under this Section 2.03(d), cure, in any way, any defect preventing the submission of a proposal.

(v)           No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 2.03(d) or Section 3.13. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with all of the procedures set forth in these Bylaws. If such proposed nomination is deemed not to have been properly made, the chairperson of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.03(d), unless otherwise required by law, if the Proposing Stockholder (or a qualified representative of such stockholder) does not appear at the meeting of stockholders to present such nomination, such nomination shall be disregarded, and no vote shall be taken with respect to such proposed nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

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(vi)          If any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder’s notice provided under this Section 2.03(d) and such person subsequently either (x) notifies the Corporation that such person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act; and no other person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder’s notice provided under this Section 2.03(d), such stockholder shall deliver, in accordance with an Acceptable Delivery Method no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

Section 2.04            Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting thereof are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication, or (c) set forth in the notice of the meeting given in accordance with these Bylaws. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Notwithstanding anything in these Bylaws to the contrary, the chairperson of any meeting of stockholders shall have the right, acting in his or her sole discretion, whether or not a quorum is present, to adjourn such meeting to another time and place (if any).

Section 2.05            Quorum. At each meeting of stockholders, except where otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the issued and outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two (2) or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the meeting of such class may be adjourned from time to time in the manner provided by these Bylaws until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

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Section 2.06            Organization. The Chair shall act as chairperson at all meetings of stockholders at which he or she is present, and as such chairperson shall call such meetings of stockholders to order and preside thereat. If the Chair shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 2.06 to be performed by him or her at such meeting, shall be performed at such meeting by the Chief Executive Officer (if such office is held by a person other than the Chair) or the Lead Independent Director (if the offices of the Chair and Chief Executive Officer are held by the same person), unless otherwise determined by the Board. If none of the Chair, the Chief Executive Officer, or the Lead Independent Director is available to perform the duties of chairperson of a meeting of stockholders, the duties of chairperson of such meeting of stockholders pursuant to this Section 2.06 shall be performed at such meeting by a chairperson designated by the Board, or in the absence of such designation, by a chairperson chosen at the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his or her absence, the chairperson of the meeting may appoint any person present to act as secretary of the meeting.

Section 2.07            Inspectors of Elections. Prior to any meeting of stockholders, the Board, or a Chair of the Board designated by the Board, shall appoint one (1) or more inspectors to act at such meeting and make a written report thereof and may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to appear or act. If no inspector or alternate is able to act at the meeting of stockholders, such person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and record of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including such person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

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Section 2.08            Fixing of Record Date.

(a)            The Board may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, and in such case such stockholders and only such stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. No record date shall precede the date on which the Board establishes such record date. The Secretary or an Assistant Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours, at the principal place of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders.

(b)            If the Board shall not fix such a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting or for any other purpose shall be at the close of business on the day on which the Board shall adopt the resolution relating thereto. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.09            Voting; Proxies.

(a)            General. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders, at which a quorum is present, shall be entitled to one (1) vote for each share of stock held by such stockholder that has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one (1) vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with a Secretary. Voting at meetings of stockholders need not be by written ballot unless so directed by the chairperson of the meeting or the Board.

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(b)            Election of Directors.

(i)            Majority Voting. Except as provided in paragraph (ii) below with respect to Contested Elections (as defined below), each nominee for Director shall be elected to the Board by a Majority Vote (as defined below) with respect to that Director nominee’s election at any meeting for the election of Directors at which a quorum is present. For the purposes of these Bylaws, a “Majority Vote” means that the number of votes cast in favor of a Director nominee’s election must exceed the number of votes cast against such Director nominee’s election. Abstentions and broker non-votes, if any, will not count as a vote cast with respect to that Director Nominee.

(ii)            Contested Elections. Directors shall be elected by a plurality of the votes cast in any Contested Election. For the purposes of these Bylaws, a “Contested Election” means any meeting of stockholders at which the number of nominees for election of directors exceeds the number of directors to be elected as of the tenth (10th) day preceding the date that the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation.

(c)            Other Action by Stockholders. In all other matters, unless otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes, if any, will not count as a vote cast.

(d)            Separate Class Vote. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise required by law, the Certificate of Incorporation or these Bylaws.

Section 2.10            Action by Stockholders Without a Meeting. The stockholders may not take any action without a duly called meeting of the stockholders.

Section 2.11            Place of Meeting. In lieu of holding an annual or special meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any annual or special meeting of stockholders may be held by means of remote communication in accordance with the DGCL. The Board may postpone, reschedule, or cancel any annual or special meeting of stockholders in accordance with these Bylaws.

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ARTICLE III

BOARD OF DIRECTORS

Section 3.01            Election and Term. Except as otherwise provided by law or by the Certificate of Incorporation, and subject to the provisions of Section 3.12 and Section 3.13 of this ARTICLE III, Directors shall be elected at the annual meeting of stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3.02            Number. The number of Directors may be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board but shall not be less than three (3) nor more than fifteen (15).

Section 3.03            General Powers. The business, properties and affairs of the Corporation shall be managed by, or under the direction of, the Board, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board, to appoint committees of the Board in addition to those appointed pursuant to ARTICLE IV hereof, the membership of which may consist of one (1) or more Directors, and which may advise the Board with respect to any matters relating to the conduct of the Corporation’s business. The Board may designate one (1) or more Directors as alternate members of any committee, including those appointed pursuant to ARTICLE IV hereof, who may replace any absent or disqualified member at any meeting of the committee. In addition, the Board may exercise all the powers of the Corporation and do all lawful acts and things that are not reserved to the stockholders by law or by the Certificate of Incorporation.

Section 3.04            Place of Meetings. Meetings of the Board may be held at any place, within or without the State of Delaware, from time to time as designated by the Board. Directors may participate in any regular or special meeting of the Board by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other and such participation shall constitute presence in person at such meeting.

Section 3.05            Organization Meeting. A newly-elected Board shall meet and organize, and also may transact any other business that might be transacted at a regular meeting thereof, as soon as practicable after each annual meeting of stockholders, at the place (if any) or in the manner which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board is present. If such a majority is not present, such organizational meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 3.07 of this ARTICLE III for special meetings of the Board, or in a waiver of notice thereof.

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Section 3.06            Regular Meetings. Regular meetings of the Board shall be held at such times as may be determined by resolution adopted by the affirmative vote of a majority of the Board and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board.

Section 3.07            Special Meetings; Notice and Waiver of Notice. Special meetings of the Board shall be called by the Secretary or an Assistant Secretary upon the request of the Chair of the Board, the Lead Independent Director or the President, or upon the request in writing a majority of the Directors stating the purpose or purposes of such meeting. Notice of any special meeting of the Board shall be mailed to each Director at his or her business or residence not later than three (3) days before the day on which such meeting is to be held or shall be sent to either of such places by facsimile or other electronic transmission, or be communicated to each Director personally or by telephone, not later than twelve (12) hours before the commencement of such meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. A meeting may be held at any time without notice if all the Directors are present (except as otherwise provided by applicable law) or if those who are not present waive notice of the meeting in accordance with Section 4.09 of ARTICLE IV hereof, either before or after such meeting, or as otherwise provided by applicable law. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the Bylaws. Unless limited by law, by the Certificate of Incorporation or by the Bylaws, any and all business may be transacted at any special meeting.

Section 3.08            Organization of Meetings. The Chair shall preside at all meetings of the Board at which he or she is present. If the Chair shall be absent from any meeting of the Board, the duties otherwise provided in this Section 3.08 of ARTICLE III to be performed by him or her at such meeting shall be performed at such meeting by the Lead Independent Director or, if the Lead Independent Director shall be absent or if no Lead Independent Director has been elected, a Director chosen by a majority of the other Directors who are present at the meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board, and in his or her absence a temporary secretary shall be appointed by the chairperson of the meeting.

Section 3.09            Quorum and Manner of Acting. Except as otherwise provided by Section 3.05 of this ARTICLE III, at every meeting of the Board a majority of the total number of Directors constituting the whole Board shall constitute a quorum; provided, however, that in no event shall a quorum be constituted by less than two (2) Directors. Except as otherwise provided by law or by the Certificate of Incorporation, or by Section 3.12 of this ARTICLE III, or by Section 4.01 or Section 4.07 of ARTICLE IV, or by ARTICLE VIII, the act of a majority of the Directors present at any such meeting, at which a quorum is present, shall be the act of the Board. In the absence of a quorum, a majority of the Directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board or any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by a member of the Board in a meeting pursuant to this Section 3.09 of ARTICLE III shall constitute his or her presence in person at such meeting.

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Section 3.10            Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or the committee.

Section 3.11            Resignations. Any Director may resign at any time upon written notice of resignation or notice by electronic transmission to the Chair or the Secretary of the Corporation. Any resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

Section 3.12            Vacancies. Subject to the rights of the holders of any series of preferred stock or any other class of capital stock of the Corporation (other than the common stock of the Corporation) then outstanding, any vacancies in the Board for any reason, including by reason of death, resignation, removal, newly-created directorships resulting from an increase in the number of Directors, the failure of the stockholders to elect the whole authorized number of directors, or any other reason, shall be filled only by the Board, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, and any Directors so elected shall hold office until the next election of Directors and until their successors are duly elected and qualified.

Section 3.13            Proxy Access for Director Nominations.

(a)            Whenever the Board solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 3.13, the Corporation shall include in its proxy statement for an annual meeting of stockholders, in addition to any persons nominated for election by the Board or any committee thereof, the name, together with the Required Information, of any person nominated for election (the “Stockholder Nominee”) to the Board by a stockholder that satisfies, or by a group of no more than twenty (20) separate stockholders that satisfy, the requirements of this Section 3.13 (each such stockholder or group, an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 3.13 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 3.13.

(i)            For purposes of this Section 3.13, a group of funds under common management and investment control shall be treated as one (1) stockholder or person for this purpose. No stockholder or person may be a member of more than one (1) group of persons constituting an Eligible Stockholder under this Section 3.13.

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(ii)            For purposes of this Section 3.13, the “Required Information” that the Corporation will include in its proxy statement is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in pursuant to Section 14(a) of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations thereunder and (B) if the Eligible Stockholder so elects, a Statement (as defined in Section 3.13(f) below).

(iii)           To be timely, the Required Information and Notice of Proxy Access Nomination must be delivered and received by the Secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation first distributed its definitive proxy statement for the previous year’s annual meeting of stockholders. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of the Notice of Proxy Access Nomination and the Required Information.

(b)            The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.13 but either are subsequently withdrawn or that the Board decides to nominate as Director nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) nominees or (ii) twenty percent (20%) of the Directors then currently in office at the Corporation, rounding down to the nearest whole number of Board seats as of the last day on which the Notice of Proxy Access Nomination may be delivered pursuant to, and in accordance with, this Section 3.13 (the “Final Proxy Access Nomination Date”). In the event that one (1) or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.13 exceeds this maximum number, each Eligible Stockholder will select one (1) Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in the Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one (1) Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(c)            For purposes of this Section 3.13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder or (ii) loaned such shares, provided the stockholder has the power to recall such loaned shares on three (3) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board or any committee thereof.

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(d)            In order to make a nomination pursuant to this Section 3.13, an Eligible Stockholder must have owned (as defined above) at least three percent (3%) or more of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is delivered and received by the Corporation in accordance with this Section 3.13, and the Eligible Stockholder must continue to own the Required Shares through the date of the annual meeting.

(e)            Within the time period specified in this Section 3.13 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation: (i) one (1) or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite Minimum Holding Period) verifying that, as of the date the Notice of Proxy Access Nomination is delivered and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously, the Required Shares for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the (A) record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) the date of the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the date of the annual meeting; (ii) the information, representations and agreements that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.03(d)(iii) of these Bylaws (but without regard to the time periods set forth in Section 2.03(d)(ii) of these Bylaws); (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as may be amended; (iv) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not designated or nominated and will not designate or nominate for election to the Board at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 3.13, (D) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a Director at the Corporation’s annual meeting other than its Stockholder Nominee or a nominee of the Board, and (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (v) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders or out of the information that the Eligible Stockholder provided to the Corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, (C) provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (D) promptly provide the Corporation with copies of any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated that is exempt from filing with the SEC pursuant to applicable laws and regulations of the SEC. For purposes of this Section 3.13, the information, representations, undertakings and agreements required of the Eligible Stockholder must be made by each member of any group that seeks to qualify as an Eligible Stockholder.

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(f)             The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 3.13 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.13, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation.

(g)             In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(h)            The Corporation shall not be required to include, pursuant to this Section 3.13, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders (i) for which the Secretary of the Corporation receives a notice that any stockholder has nominated any person for election to the Board pursuant to the advance notice requirements set forth in Section 2.03(d) of these Bylaws; (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board; (iii) who is not independent under the listing standards of the principal United States securities exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s Directors, in each case as determined by the Board; (iv) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation; (v) who is or has been, within the past three (3) years, an officer or director of a Competitor; (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended; (viii) who serves as a director at more than four (4) other public companies; (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board or any committee thereof; or (x) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 3.13.

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(i)              Notwithstanding anything to the contrary set forth herein, the Board or the chairperson of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached any of its or their obligations, agreements or representations under this Section 3.13, as determined by the Board or the chairperson of the meeting or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 3.13.

(j)              Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at any such annual meeting, or (ii) is not elected to the Board and does not receive at least twenty-five percent (25%) of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.13 for the next two (2) annual meetings of stockholders.

Section 3.14            Directors’ Compensation. Any and all Directors may receive such reasonable compensation for their services as such, whether in the form of salary, a fixed fee for attendance at meetings or otherwise, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

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ARTICLE IV

COMMITTEES

Section 4.01            Constitution and Powers. The Board may, by resolution adopted by affirmative vote of a majority of the whole Board, appoint one (1) or more committees of the Board, which committees shall have such powers and duties as the Board shall properly determine. Unless otherwise provided by the Board, no such other committee of the Board shall be composed of fewer than three (3) Directors.

Section 4.02            Place of Meetings. Meetings of any committee of the Board may be held at any place, within or without the State of Delaware, from time to time designated by the Board or such committee. Committee members may participate in any regular or special meeting of any committee by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the committee can hear each other and such participation shall constitute presence in person at such meeting.

Section 4.03            Meetings; Notice and Waiver of Notice. Regular meetings of any committee of the Board shall be held at such times as may be determined by resolution either of the Board or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the chairperson of the committee or by the Secretary or an Assistant Secretary upon request of any two (2) members thereof. Notice of the time and place of any special meetings of any committee shall be given in the same manner as notice of a special meeting of the Board, as set forth in Section 3.07 of ARTICLE III. Notice of any special meeting of a committee shall specify the date, time, and place (if any) of the special meeting and the means of participating in the meeting by remote communications (if any). Neither the business to be transacted at, nor the purpose of, any special meeting of any committee, need be specified in any notice or waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. The provisions of Section 4.09 with respect to waiver of notice of meetings of the Board shall apply to meetings of any committee as well.

Section 4.04            Organization of Meetings. The designated chair of each committee shall preside at all meetings of such committee, except as otherwise expressly provided by the Board or the committee. The Secretary of the Corporation, except as otherwise expressly provided by the Board, shall act as secretary at all meetings of any committee and in his or her absence a temporary secretary shall be appointed by the chairperson of the meeting.

Section 4.05            Quorum and Manner of Acting. A majority of the members of any committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present, or, if two (2) or fewer members shall be present, any member of the committee present or the Secretary, may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 3.09 of ARTICLE III with respect to participation in a meeting of a committee of the Board and the provisions of Section 3.10 of ARTICLE III with respect to action taken by a committee of the Board without a meeting shall apply to participation in meetings of and action taken by any committee.

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Section 4.06            Records. All committees shall keep minutes of their acts and proceedings, which shall be submitted at the next regular meeting of the Board unless sooner submitted at an organization or special meeting of the Board, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 4.07            Vacancies. Any vacancy among the appointed members or alternate members of any committee of the Board may be filled by affirmative vote of a majority of the whole Board.

Section 4.08            Members’ Compensation. Members of all committees may receive such reasonable compensation for their services as such, whether in the form of salary, a fixed fee for attendance at meetings or otherwise, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4.09            Waiver of Notice. Whenever any notice is required to be given to any Director under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time when such notice was required, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting.

ARTICLE V

OFFICERS

Section 5.01            Officers; Election or Appointment. The Board shall take such action as may be necessary from time to time to ensure that the Corporation has such officers as are necessary, under this Section 5.01 and the DGCL as currently in effect or as the same may hereafter be amended, to enable it to conduct the affairs of the Corporation.

Section 5.02            Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board electing or authorizing the appointment of any officer, each officer shall hold office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice or notice by electronic transmission to the Board, the Chief Executive Officer, or to such person or persons as the Board may designate. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance. The Board may remove any officer with or without cause at any time. Any officer authorized by the Board to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the resolution of the Board providing such authorization. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal, disqualification or otherwise may be filled by the Board at any regular or special meeting or by an officer authorized by the Board to appoint a person to hold such office.

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Section 5.03            Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board that is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. A Secretary or such other officer appointed to do so by the Board shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.04            Executive Management Committee. There shall be an Executive Management Committee of the Corporation, the members of which shall consist of the Chief Executive Officer, the President, the Chief Financial Officer and such other officers of the Corporation as the Board may determine from time to time. The Executive Management Committee shall have and may exercise all the powers and authority in the management of the business and affairs of the Corporation, insofar as it pertains to capital expenditures and acquisitions, as the Board may determine.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

Section 6.01            Stock Certificates; Uncertificated Shares.

(a)            The shares of stock in the Corporation shall be represented by certificates or uncertificated, provided that the Board of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution or resolutions by the Board of the Corporation, each certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of certificated shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issuance. Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful.

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(b)            If the Corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights.

(c)             Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 6.02            Transfers of Stock. Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 6.03            Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board, in its discretion, or any officer or officers thereunto duly authorized by the Board, may authorize the issue of a substitute certificate of stock or uncertificated shares in place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the applicant for a substitute certificate or uncertificated shares shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

Section 6.04            Determination of Holders of Record for Certain Purposes. In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board may fix, in advance, a record date, not more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date fixed as aforesaid. No record date shall precede the date on which the Board establishes such record date.

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ARTICLE VII

CORPORATE SEAL

Section 7.01            Seal. The Board may provide a suitable seal containing the name of the Corporation.

Section 7.02            Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his or her absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board.

ARTICLE VIII

Emergency Bylaws

Section 8.01            Emergency Bylaws. This Article VIII shall be operative during any Emergency, notwithstanding any different or conflicting provision of the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article VIII, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article VIII shall cease to be operative unless and until another Emergency shall occur.

Section 8.02            Meetings; Notice. During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board, or such committee, or by the Chair, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the Directors or committee members and Designated Officers as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 8.03            Quorum. At any meeting of the Board called in accordance with Section 3.09 above, the presence or participation of one Director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 4.05 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as Directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as Directors, or committee members, as the case may be, of the Corporation.

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Section 8.04            Liability. No officer, Director or employee of the Corporation acting in accordance with the provisions of this Article VIII shall be liable except for willful misconduct.

ARTICLE IX

MISCELLANEOUS

Section 9.01            Fiscal Year. The fiscal year of the Corporation shall end on the thirtieth (30th) day of September of each year unless changed by resolution of the Board.

Section 9.02            Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board.

Section 9.03            Execution of Proxies. The President, or, in his or her absence or his or her disability, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairperson, the President or any Vice President.

Section 9.04            References to Article and Section Numbers and to the Bylaws and the Certificate of Incorporation. Whenever in these Bylaws reference is made to an Article or Section number, such reference is to the number of an Article or Section of these Bylaws. Whenever in these Bylaws reference is made to the Bylaws, such reference is to these Bylaws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the DGCL to constitute a part thereof.

Section 9.05            References to the DGCL and Exchange Act. Whenever in the Bylaws reference is made to the DGCL and any section thereunder, the Exchange Act and the rules and regulations promulgated thereunder, as well as any section or schedule thereunder, such references include any corresponding successor law, section, rule, form, item, instructions, regulation, provision or schedule.

Section 9.06            Forum for Adjudication of Disputes.

(a)             Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the District of Delaware.

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(b)            Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

(c)            To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.06. If any provision of this Section 9.06 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 9.06 and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X

AMENDMENTS

Section 10.01          Amendments. These Bylaws may be adopted, altered, amended or repealed, at any annual or special meeting of stockholders, duly called and upon proper notice thereof, by the affirmative vote of a majority of the votes cast for and against the adoption, alteration, amendment or repeal by the holders of shares of stock present in person or represented by proxy at the meeting and entitled to vote on the adoption, alteration, amendment or repeal or by the Board at any valid meeting by the affirmative vote of a majority of the whole Board, provided that in the case of a special meeting of stockholders, notice of such proposed adoption, alteration, amendment or repeal must be included in the notice of meeting.

ARTICLE XI

DEFINITIONS

As used in these Bylaws, the following terms have the meanings specified in this ARTICLE XI:

“Acceptable Delivery Method” means delivery in writing to the Secretary of the Corporation by registered mail addressed to the Secretary at the principal executive offices of the Corporation, return receipt requested.

An “Affiliate” of a person shall mean another person that, directly or indirectly through one (1) or more intermediaries, controls, is controlled by or is under common control with such person.

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“affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

An “Associate” of a person shall mean (i) any corporation or organization (other than a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or officer of the Corporation or any of its parents or subsidiaries.

“associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“beneficially owned” (and its correlative terms) has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act.

“Chair” means the Chair of the Corporation’s Board of Directors.

“Competitor” means any entity that provides pharmaceutical sourcing and distribution services or other products or services that compete with or are alternatives to the services provided by the Corporation or any affiliate thereof.

“Corporation Securities” means any capital stock or other securities of the Corporation.

“Derivative Instrument” means any derivative instruments, profit interests, options, warrants, convertible securities, stock appreciation or other rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Corporation Securities or the voting rights thereof or with a value derived in whole or in part from the value of any Corporation Securities or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Corporation Securities, in each case, whether or not such instrument, contract or right shall be subject to settlement in the underlying Corporation Security.

“Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, Directors, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of Directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.

“DGCL” means the General Corporation Law of the State of Delaware.

“electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files and information).

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“electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique username or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

“electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Emergency” means any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a person’s ownership of common stock of the Corporation, shall mean the shares of stock of the Corporation that such person or, if such person is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would then be deemed to own pursuant to Rule 200(b) under the Exchange Act (as such Rule is in effect on the date on which these Bylaws are first amended to include Section 2.02(b)), excluding, at any time, any shares as to which such stockholder or beneficial owner, as the case may be, does not then have the right to vote or direct the vote and excluding, at any time, any shares as to which such person or beneficial owner (or any Affiliate or Associate of such person or beneficial owner), as the case may be, had directly or indirectly entered into (or caused to be entered into) and not yet terminated a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares, and further subtracting from any person’s ownership of shares at any time such person’s (and such person’s Affiliates’ and Associates’) “short position” (as defined pursuant to Rule 14e-4(a) under the Exchange Act) (as such Rule is in effect on the date on which these Bylaws are first amended to include Section 2.02(b)), all as the Board shall determine in good faith. The Board shall determine in good faith whether all requirements set forth in Section 2.02(b) have been satisfied and such determination shall be binding on the Corporation and its stockholders.

“Proposed Nominee” means any and each person whom the Proposing Stockholder proposes to nominate for election or re-election as a director.

“Proposing Stockholder” means any stockholder proposing business to be brought before a meeting of stockholders pursuant to Section 2.02 or Section 2.03(c), or any stockholder proposing nominations pursuant to Section 2.03(d).

“Qualified Representative” of a stockholder means a person who is duly authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to the Secretary to act for such stockholder as proxy at a specified meeting of stockholders. The Qualified Representative must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

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“Questionnaire” means, as to each person whom a Proposing Stockholder proposes to nominate for election or reelection to the Board, a director’s and officers’ questionnaire in the form provided by the Corporation pursuant to Section 2.03(d)(iii)(A)(4) and signed by such Proposed Nominee.

“Requesting Stockholder” means any stockholder of record that makes a Special Meeting Request.

“Short Interest” shall mean any agreement, arrangement, understanding or relationship (including any repurchase or so called “stock borrowing” agreement or arrangement) the effect or intent of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any Corporation Securities or manage risk with respect to any Corporation Securities, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any Corporation Securities.

A “Stockholder Associated Person” means, as to any Proposing Stockholder (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with such stockholder, (ii) any beneficial owner of shares of capital stock of the Corporation on whose behalf the request, proposal or nomination is being made (other than a stockholder that is a depositary), (iii) any affiliate or associate of such stockholder or any such beneficial owner, and (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder, beneficial owner or any Stockholder Associated Person in respect of any requests, proposals or nominations, as applicable.

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